EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Fiscal 2021

MINNEAPOLIS, Nov. 17, 2021 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the fourth quarter and fiscal year ended August 31, 2021.

Full year fiscal 2021 financial and operating highlights include (with growth rates on a fiscal year-over-year basis):

  Consolidated net sales increased 18.6% to a record $56,494,000
  ZERUST® net sales increased 32.1% to $45,554,000
  ZERUST® oil and gas net sales increased 36.3% to $3,793,000
  NTIC China net sales increased 29.3% to a record $17,344,000
  Natur-Tec® product net sales decreased 16.9% to $10,939,000
  Joint venture operating income increased 51.2% to $13,429,000
  Net income attributable to NTIC increased to $6,281,000, compared to a net loss of $1,338,000 last year
  Net income per diluted share attributable to NTIC increased to $0.64, from a net loss of $(0.15) per share last year
  Consolidated balance sheet at August 30, 2021 was strong with no debt and total cash and cash equivalents of $7,680,000

“We closed fiscal 2021 with record quarterly and annual sales, as well as strong profitability. During the fourth quarter, consolidated sales increased 54.7% year-over-year, while sales at NTIC’s joint ventures increased 79.3% year-over-year,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC.

“Throughout fiscal 2021 we focused on safely serving our customers, supporting our employees, and investing in our long-term growth opportunities. I am proud of the progress we made during the course of fiscal 2021, and the positive momentum has kept right on going into the new fiscal year. This includes the recently announced expansion in China into a new NTIC-owned facility and the purchase of the remaining 50% ownership interest in our Indian joint venture. Furthermore, we continued investing in our Natur-Tec and ZERUST oil and gas business units to take advantage of long-term trends within these markets. All signs so far, are leading us to expect that fiscal 2022 will be another strong year of sales growth and higher profitability,” concluded Mr. Lynch.

NTIC’s consolidated net sales increased 54.7% to $15,513,000 during the three months ended August 31, 2021, compared to $10,029,000 for the three months ended August 31, 2020. The year-over-year increase in consolidated sales was primarily due to sales growth across all the Company’s product categories as a result of higher global demand and the recovery from the COVID-19 pandemic. For the full year ended August 31, 2021, consolidated net sales increased 18.6% to $56,494,000, compared to $47,639,000 for the prior fiscal year.

The following tables set forth NTIC’s net sales by product category for the three months and fiscal year ended August 31, 2021 and August 31, 2020 by segment:

	Three Months Ended
	August 31, 2021	% of Net Sales	August 31, 2020	% of Net Sales	% Change
ZERUST® industrial net sales	$10,163,474	65.5%	$6,914,040	68.9%	47.0%
ZERUST® joint venture net sales	662,032	4.3%	467,649	4.7%	41.6%
ZERUST® oil & gas net sales	1,846,046	11.9%	770,331	7.7%	139.6%
Total ZERUST® net sales	$12,671,552	81.7%	$8,152,020	81.3%	55.4%
Total Natur-Tec® net sales	2,841,749	18.3%	1,876,666	18.7%	51.4%
Total net sales	$15,513,301	100.0%	$10,028,686	100.0%	54.7%

	Fiscal Year Ended
	August 31, 2021	% of Net Sales	August 31, 2020	% of Net Sales	% Change
ZERUST® industrial net sales	$38,737,771	68.6%	$29,719,015	62.4%	30.3%
ZERUST® joint venture net sales	3,023,197	5.4%	1,972,646	4.1%	53.3%
ZERUST® oil & gas net sales	3,793,466	6.7%	2,782,874	5.8%	36.3%
Total ZERUST® net sales	$45,554,434	80.6%	$34,474,535	72.4%	32.1%
Total Natur-Tec® net sales	10,939,385	19.4%	13,164,157	27.6%	(16.9)%
Total net sales	$56,493,819	100.0%	$47,638,692	100.0%	18.6%

NTIC’s joint venture operating income increased 69.4% to $3,261,000 during the three months ended August 31, 2021, compared to joint venture operating income of $1,925,000 during the three months ended August 31, 2020. This increase was attributable to a corresponding reduction in total net sales of the joint ventures as fees for services provided to joint ventures are primarily a function of the net sales of NTIC’s joint ventures, which increased 79.3% to $33,159,000 during the three months ended August 31, 2021, compared to $18,498,166 for the three months ended August 31, 2020.

For fiscal year 2021, NTIC’s joint venture operating income increased 51.2% to $13,429,000, compared to joint venture operating income of $8,883,000 during the full year ended August 31, 2020. Net sales at NTIC’s joint ventures increased 39.0% to $120,955,000 during the full year ended August 31, 2021, compared to $87,030,000 for the full year ended August 31, 2020.

Operating expenses, as a percent of net sales, for the fourth quarter of fiscal 2021 were 42.5%, compared to 53.0% for the same period last fiscal year. This improvement in operating leverage was due to higher fourth quarter sales, and NTIC’s continued focus on controlling operating expenses. For the full year, operating expenses, as a percent of net sales, were 43.7%, compared to 49.0% for last fiscal year.

The Company reported net income attributable to NTIC for the fourth quarter of fiscal 2021 of $1,652,000, or $0.17 per diluted share, compared to a loss of $(1,765,000), or $(0.19) per diluted share for the same period last fiscal year. For the full year ended August 31, 2021, net income attributable to NTIC increased to $6,281,000, or $0.64 per share, compared to a net loss of $(1,338,000), or a loss of $(0.15) per diluted share for last fiscal year.

Net income attributable to NTIC for the 2020 fourth quarter and fiscal year included a one-time $1.6 million non-cash adjustment to the Company’s U.S. deferred tax asset, which was required to remove the net U.S. deferred tax asset from NTIC’s balance sheet.

NTIC’s balance sheet remains strong, with no debt, and working capital of $25,231,000 at August 31, 2021, including $7,861,000 in cash and cash equivalents and $5,000 in available for sale securities, compared to $27,105,000 of working capital at August 31, 2020, including $6,403,000 in cash and cash equivalents and $5,545,000 in available for sale securities.

During the fiscal 2021 fourth quarter, the Company invested $6,200,000 to buy a new facility in China which reflects its commitment to the Chinese market and supports the expected growth within this geography. The new facility will support research and development, production, sales and marketing and training efforts in China. NTIC closed the transaction on July 6, 2021, and management expects to move into the new facility in early fiscal 2022.

At August 31, 2021, the Company had $27,624,000 of investments in joint ventures, of which $15,920,000 or 57.6%, is cash, with the remaining balance mostly made up of other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the fourth quarter and full fiscal year of 2021 and its outlook, followed by a question and answer session. The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com where the webcast will be archived and accessible for at least 12 months. The dial-in number for the conference call is (877) 670-9776 and the confirmation code is 6869755.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for over 45 years and, in recent years, has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations that it will continue to see strong global demand and sales growth for its products and services as well as higher profitability in fiscal 2022, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the effects of the COVID-19 pandemic on NTIC’s business and operating results; the effects of supply chain and shipping issues on NTIC’s business and operating results; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the effect of economic uncertainty and trade disputes; NTIC’s dependence on its joint ventures, including in particular in Germany, its relationships with its joint venture partners and the success of its joint ventures, including fees and dividend distributions that NTIC receives from them; risks associated with NTIC’s international operations, including its NTIC China operations, its recent acquisition of the remaining 50% ownership interest in its former Indian joint venture, Harita-NTI, the United Kingdom’s exit from the European Union and exposure to fluctuations in foreign currency exchange rates and tariffs, including in particular the Euro compared to the U.S. dollar; the effect of the, economic slowdown and political unrest; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the Company’s filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K for the fiscal year ended August 31, 2021 to be filed with the SEC, prior annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - AUGUST 31, 2021 AND 2020
	August 31, 2021	August 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,680,641	$6,403,032
Available for sale securities	4,634	5,544,722

Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of $382,000 as of August 31, 2021 and $90,000 as of August 31, 2020	11,128,805	8,072,212
Trade joint ventures	624,808	475,900
Fees for services provided to joint ventures	1,505,127	927,286
Income taxes	386,574	19,907
Inventories	11,114,207	10,961,796
Prepaid expenses	1,302,293	797,495
Total current assets	33,747,089	33,202,350

PROPERTY AND EQUIPMENT, NET	11,821,458	7,110,789

OTHER ASSETS:
Investments in joint ventures	27,623,768	24,090,826
Deferred income taxes	92,554	209,729
Patents and trademarks, net	709,572	802,006
Operating lease right of use asset	376,438	658,788
Total other assets	28,802,332	25,761,349
Total assets	$74,370,879	$66,074,488

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,290,972	$3,205,241
Income taxes payable	178,923	310,922
Accrued liabilities:
Payroll and related benefits	2,879,468	1,314,978
Other	894,497	880,118
Current portion of operating lease	272,336	386,345
Total current liabilities	8,516,196	6,097,604
LONG-TERM LIABILITIES:
Operating lease, less current portion	104,102	272,443
Total long-term liabilities	104,102	272,443

COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares as of August 31, 2021 and August 31, 2020; issued and outstanding 9,184,811 and 9,099,990, respectively	183,696	182,000
Additional paid-in capital	18,736,268	17,415,043
Retained earnings	46,973,092	42,472,810
Accumulated other comprehensive loss	(3,525,030)	(3,410,438)
Stockholders’ equity	62,368,026	56,659,415
Non-controlling interests	3,382,555	3,045,026
Total equity	65,750,581	59,704,441
Total liabilities and equity	$74,370,879	$66,074,488

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2021 AND 2020
	Three Months Ended		Twelve Months Ended
	August 31, 2021	August 31, 2020	August 31, 2021	August 31, 2020
NET SALES:
Net sales, excluding joint ventures	$14,851,270	$9,561,036	$53,470,623	$45,666,045
Net sales, to joint ventures	662,031	467,649	3,023,196	1,972,646
Total net sales	15,513,301	10,028,685	56,493,819	47,638,691
Cost of goods sold	9,923,232	6,617,787	36,920,814	31,609,274
Gross profit	5,590,069	3,410,898	19,573,005	16,029,417

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	1,685,954	803,746	7,465,214	4,270,327
Fees for services provided to joint ventures	1,575,394	1,121,641	5,964,260	4,612,885
Total joint venture operations	3,261,348	1,925,387	13,429,474	8,883,212

OPERATING EXPENSES:
Selling expenses	3,271,541	2,171,761	12,016,974	10,656,689
General and administrative expenses	2,137,022	2,079,957	8,262,173	8,688,309
Research and development expenses	1,183,069	1,061,292	4,400,479	3,979,455
Total operating expenses	6,591,632	5,313,010	24,679,626	23,324,453

OPERATING INCOME	2,259,785	23,275	8,322,853	1,588,176

INTEREST INCOME	56,023	151,852	151,875	167,733
INTEREST EXPENSE	(5,425)	(16,034)	(16,086)	(16,034)

INCOME BEFORE INCOME TAX EXPENSE	2,310,383	159,093	8,458,642	1,739,875

INCOME TAX EXPENSE	532,317	1,804,690	1,461,905	2,674,635

NET (LOSS) INCOME	1,778,066	(1,645,597)	6,996,737	(934,760)

NET INCOME ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	125,718	119,275	715,499	402,949

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC	$1,652,348	$(1,764,872)	$6,281,238	$(1,337,709)

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.18	$(0.19)	$0.69	$(0.15)
Diluted	$0.17	$(0.19)	$0.64	$(0.15)

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	9,146,879	9,099,990	9,116,472	9,096,981
Diluted	9,822,504	9,099,990	9,874,139	9,096,981
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.065	$0.000	$0.195	$0.130

Investor and Media Contacts:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600